                                  Ex. 10.37

                              RESELLER AGREEMENT




This Reseller Agreement, as the same may be amended, supplemented, or modified from time to time ("Agreement"), is made and entered into by and between Destineer Corporation ("Destineer"), a Delaware corporation, and
_________________________________________ ("Reseller"), a __________________
corporation.

1. The term of this Agreement shall commence as of the Effective Date (as defined in the attached Terms and Conditions) and shall continue for a period of ____________ (___) years thereafter (the "Initial Term").

2. The parties' rights and obligations under this Agreement are set forth in the Terms and Conditions attached hereto and the accompanying exhibits which are incorporated by reference herein.

3. Reseller's address for purposes of Section 15 of the attached Terms and Conditions shall be ___________________; ___________________; telephone number
___________________; facsimile number ___________________; attention
___________________.

In Witness Whereof, Destineer and Reseller have executed this Agreement on the dates noted below.

                                          DESTINEER CORPORATION


Date:
     ----------------------
                                         ---------------------------------------
                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                         Reseller:
                                                  ------------------------------

Date:
     -----------------------             ---------------------------------------
                                         By:
                                            ------------------------------------
                                         Title:
                                               --------------------------------







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                                  CONFIDENTAL

                                                           Terms and Conditions
                                                                    Page 1 of 4

                             TERMS AND CONDITIONS

1.   Definitions.

     (a) Affiliate: As applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person through the ownership of voting securities, by contract or otherwise.

     (b) Ancillary Services: The ancillary services, support and rights identified and described in more detail in Exhibit "A" attached hereto.

     (c) Cap Code: A Device specific identification code, to be assigned by Reseller to each Device placed in service on the SkyTel Network, in accordance with the provisions of Section 6(d) below.

     (d) Confidential Information: Any business, marketing, sales, financial or technical information including, without limitation, any information relating to the present and future business operations or financial condition, and all other information of any kind which may reasonably be deemed confidential or proprietary, disclosed by one party to the other pursuant to this Agreement, which is designated or identified as "confidential", "proprietary", or in some other manner to indicate its confidential nature. Notwithstanding the above, "Confidential Information" does not include information that (i) is or becomes generally known or available by publication, commercial use, or otherwise through no fault of the receiving party, (ii) was known by the receiving party at the time of disclosure by the disclosing party as evidenced by competent written proof, (iii) is independently developed by the receiving party without use of the disclosing party's Confidential Information; or (iv) is lawfully obtained from a third Person who has the right to make such disclosure.

     (e) Device: Any wireless messaging unit that Destineer, in its sole discretion, deems acceptable for use on the SkyTel Network, a current listing of which is set forth in Exhibit "B" attached hereto.

     (f) Effective Date: The date this Agreement is executed by Destineer. Notwithstanding the Effective Date of this Agreement, if Reseller is an existing reseller of Destineer or its Affiliates, pricing under this Agreement shall not become effective until the first day of the first Destineer billing cycle immediately following the Effective Date.

     (g) Person: Any individual, company, corporation, firm, partnership, joint venture, association, organization, or trust, in each case whether or not having a separate legal identity.

     (h) PIN: A unique, Subscriber specific, personal identification number, mailbox identification number, or other form of identification number, which may include, without limitation, a personal toll free number, to be assigned by Reseller in accordance with the provisions of Section 6(d) below.

     (i) SkyTel:  SkyTel Corp., a Delaware corporation and Affiliate of
Destineer.

     (j) SkyTel Marks: The trade names, trademarks, logos, and service marks owned by or licensed to Destineer that are listed in Exhibit "C" attached hereto, as Exhibit "C" may be amended from time to time.

     (k) SkyTel Network: Collectively, the one-way and two-way wireless messaging systems owned and operated by Destineer and its Affiliates to provide the SkyTel Services.

     (l) SkyTel Services: The wireless messaging service offerings provided by Destineer and its Affiliates as more fully described in Exhibit "D" attached hereto. Notwithstanding the provisions of Section 16(j) below, Destineer may revise Exhibit "D" from time to time in its sole discretion upon the delivery of written notice to Reseller at least ninety (90) days prior to the effective date of such revision.

     (m) Subscriber: A customer of Reseller that, by virtue of the reseller relationship established hereunder, is an end-user of the SkyTel Services.

     (n) UIS or Unit in Service: A SkyTel Service account activated by Reseller that consists of (i) "Basic Services" (see Exhibit "D" attached hereto) or (ii) Voice Mail services. For example, a SkyWord service account constitutes one (1) UIS; a SkyWord service account activated in connection with Voice Mail services constitutes two (2) UIS.

2. Authority.

     (a) Destineer grants Reseller a non-exclusive right to resell the SkyTel Services in the United States in accordance with the Terms and Conditions of this Agreement, and, in connection therewith, Reseller shall use its best efforts to promote, market and sell the SkyTel Services to Subscribers. The right and authority granted herein is subject to and conditioned upon Reseller's satisfaction of Destineer's standard credit review policies and procedures.

     (b) Notwithstanding the provisions of Section 2(a) above, all personnel of Reseller involved in the promotion, marketing and sale of wireless messaging services provided over the two-way wireless messaging network owned and operated by Destineer and its Affiliates, as a condition of Reseller's right to promote, market and sell such services, must undergo and successfully complete training on the use and utilization of such services in accordance with the provisions set forth in Exhibit "A-1" attached hereto.

     (c) Notwithstanding anything to the contrary herein, Destineer and its Affiliates expressly reserve the right to promote, solicit, market and sell the SkyTel Services directly to Subscribers and other Persons, whether located within or outside of the United States.

3. Price and Payment.

     (a) Reseller shall compensate Destineer for the SkyTel Services in accordance with the pricing schedule attached hereto as Exhibit "E". Monthly service fees shall be payable by Reseller in advance and are not contingent upon usage. Reseller shall pay applicable usage and other charges in arrears. Notwithstanding the provisions of Section 16(j) below, Destineer reserves the right to modify the fees and charges set forth in Exhibit "E" upon at least thirty (30) days advance written notice to Reseller. Prices charged by Reseller to Subscribers for the SkyTel Services shall be determined solely by Reseller.

     (b) To the extent requested by Reseller, Reseller shall compensate Destineer for the Ancillary Services in accordance with the rates and charges set forth in Exhibit "A" attached hereto.

     (c) Destineer shall invoice Reseller on a monthly basis for all fees and charges accruing hereunder. Such fees and charges shall be due and payable by Reseller within thirty (30) days of the date of Destineer's invoice. Any balance not paid by such due date shall bear interest at the rate of one and one-half percent (1 1/2%) per month from and after the due date. All taxes relating to this Agreement, the SkyTel Services and the Ancillary Services, except taxes based upon the income of Destineer, shall be paid by Reseller.


                                 CONFIDENTIAL

                                                          Terms and Conditions
                                                                   Page 2 of 4

     (d) Reseller shall be liable to Destineer for all fees and charges accruing hereunder, whether or not Reseller collects any amounts from its Subscriber(s). Reseller shall bear all risks and expenses incurred in connection with performance of its obligations and activities under this Agreement.

     (e) [LETTER OF CREDIT/PAYMENT SECURITY PROVISION, IF APPLICABLE].

4. Reseller Obligations.

     (a) Reseller shall conduct its operations in an orderly, competent and professional manner, and shall ensure that its officers, agents, employees and representatives employ the highest standards of business conduct. Reseller shall ensure that each of its employees performing any operations in connection with the provision of the SkyTel Services are adequately trained, prior to the commencement of any such operations, and are competent to perform their respective duties.

     (b) In providing the SkyTel Services to its Subscribers, Reseller shall comply with all laws, rules and regulations promulgated by the FCC applicable to the activities of Reseller hereunder, as well as with all message length, message volume and other such operational procedures and limitations established by Destineer from time to time.

     (c) Except to the extent otherwise requested by Reseller and expressly set forth in Exhibit "A" attached hereto, Reseller shall be solely responsible for the provision of any and all sales and associated activities (including, without limitation, billings to and collections from Subscribers), Devices and customer support services to its Subscribers as related to the SkyTel Network, and shall be solely responsible for any and all costs and expenses related thereto.

     (d) Reseller shall not misrepresent the SkyTel Services to Subscribers or otherwise make any claims, representations or warranties in connection with the SkyTel Services other than expressly authorized by Destineer.

     (e) Reseller shall ensure that provisions consistent with the provisions set forth in Section 9 hereof are incorporated in all agreements between Reseller and its Subscribers relative to this provision of the SkyTel Services. Reseller shall make the form of all such agreements available to Destineer for review and shall incorporate any modifications or amendments therein that Destineer may reasonably request.

5. Destineer Obligations.

     (a) Destineer and its Affiliates shall, at all times, have the sole and exclusive control and authority over the design, construction, development, management, operation, and maintenance of the SkyTel Network and the SkyTel Services.

     (b) Destineer shall provide Subscribers, through a carrier or carriers of Destineer's choice, toll-free or local dial up access to the SkyTel Network from any point in the continental United States, Alaska and Hawaii, and shall ensure that the SkyTel Services provided to Subscribers shall be of at least the grade and quality as provided by SkyTel to its direct customers.

     (c) To the extent requested by Reseller, Destineer shall provide the Ancillary Services to Reseller in accordance with the provisions set forth in Exhibit "A" attached hereto.

6. Devices.

     (a) General. Reseller and its Subscribers shall only activate the Devices listed in Exhibit "B" in connection with the SkyTel Services. All Devices placed in service on the SkyTel Network by or through Reseller shall comply with the provisions of this Agreement, including, without limitation, the provisions of this Section 6(a) and, to the extent applicable, the restrictions relative to use of the SkyTel Marks in Retail Distribution as set forth in Exhibit "A-5" attached hereto. Notwithstanding the provisions of Section 16(j) hereof, Destineer may revise the Device listing set forth in Exhibit "B" from time to time upon the delivery of written notice to Reseller at least ninety (90) days prior to the effective date of such revision. If Destineer amends Exhibit "B" in such a manner whereby previously authorized Devices are no longer authorized for use on the SkyTel Network, Reseller shall take such actions as are necessary, at Reseller's sole cost and expense, to substitute authorized Devices for the previously authorized Devices then utilized by Subscribers in accordance with the following time frames: (i) for Devices utilized on the one-way wireless messaging networks owned and operated by Destineer and its Affiliates, within thirty-six (36) months following the effective date of the revision to Exhibit "B", and (ii) for Devices utilized on the two-way wireless messaging network owned and operated by Destineer and its Affiliates, within forty-eight
(48) months following the effective date of the revision to Exhibit "B".

     (b) Procurement. At Reseller's request, Destineer shall sell Devices to Reseller at the prices set forth in Exhibit "B"; provided that the Devices requested are available by Destineer for distribution to Reseller, as determined by Destineer in its sole discretion. Subject to the provisions of Section 6(a) above, Reseller may also obtain Devices from the Device manufacturer or from any other authorized source of such Devices.

     (c) Activation. All Devices activated on the SkyTel Network by Reseller shall be coded and activated only in accordance with directives, policies and procedures established by Destineer, which, with respect to the two-way wireless messaging network owned and operated by Destineer and its Affiliates, may include, without limitation, coding and activation of the Devices at the manufacturer level or by or at the direction of Destineer.

     (d)  Cap Code and PIN Coordination.

       (i) Reseller shall assign Cap Codes and PINs to Devices utilized by Subscribers only from blocks of Cap Codes and PINs to be allocated to Reseller by Destineer. Destineer will use commercially reasonable efforts to make a sufficient number of Cap Codes and PINs available to Reseller as shall be necessary to service the number of Subscribers which Reseller, in the exercise of its reasonable judgment, projects will utilize the SkyTel Services.

       (ii) All PINs and Cap Codes assigned to Reseller by Destineer shall remain the property of Destineer. Destineer shall have the right to utilize PIN(s) and Cap Codes which are not utilized by Reseller, as well as those associated with deactivated Devices, as Destineer may determine from time to time in its sole discretion.

7. SkyTel Marks. The SkyTel Services and Devices provided by Reseller to its Subscribers shall be private branded (i.e., except to the extent otherwise provided herein, Reseller shall have no right or authority to market, promote or sell the SkyTel Services and related Devices under any brand, trade or service marks owned by or licensed to Destineer or its Affiliates). Notwithstanding the foregoing, Destineer shall, to the extent requested by Reseller, license to Reseller the right to utilize the SkyTel Marks in connection with such activities in accordance with and subject to the provisions set forth in Exhibit "A-5" attached hereto.


                                 CONFIDENTIAL
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                                                         Terms and Conditions
                                                                  Page 3 of 4



8. Representations and Warranties. Each party represents and warrants to the other that (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of its incorporation; (b) it has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement; (c) this Agreement has been duly authorized, executed, and delivered and constitutes a valid and binding obligation of such party enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights; and (d) the execution, delivery, and performance of and compliance with this Agreement does not and will not conflict with, or constitute a default under, or result in the creation of, any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of such party, nor result in any violation of (i) any term of its certificate of incorporation or bylaws, (ii) in any material respect, any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, or (iii) to the best of its knowledge, any order, statute, rule, or regulation applicable to such party, the violation of which would have a material adverse effect on its business or properties.

9.   Limitation of Liabilities.

     (a) DESTINEER AND ITS AFFILIATES MAKE NO WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE SKYTEL SERVICES, THE SKYTEL NETWORK OR THE ANCILLARY SERVICES, AND HEREBY EXPRESSLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. UNDER NO CIRCUMSTANCES SHALL DESTINEER OR ITS AFFILIATES BE LIABLE TO RESELLER OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, SUBSCRIBERS, FOR ANY LOSS, INJURY, OR DAMAGE, OF WHATEVER KIND OR NATURE, RESULTING FROM OR ARISING OUT OF ANY MISTAKES, ERRORS, OMISSIONS, DELAYS, OR INTERRUPTIONS IN THE RECEIPT, TRANSMISSION, OR STORAGE OF ANY MESSAGES, SIGNALS OR INFORMATION ARISING OUT OF OR IN CONNECTION WITH THE SKYTEL SERVICES OR USE OF THE SKYTEL NETWORK. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DESTINEER AND ITS AFFILIATES SHALL IN NO EVENT BE LIABLE TO RESELLER OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, SUBSCRIBERS, FOR INDIRECT, INCIDENTAL, OR SPECIAL DAMAGES, LOST PROFITS, LOST SAVINGS, OR ANY OTHER FORM OF CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, EVEN IF DESTINEER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER RESULTING FROM BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE.

     (b) DESTINEER MAKES NO WARRANTIES AS TO ANY DEVICES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. TO THE EXTENT LEGALLY PERMISSIBLE, DESTINEER SHALL ASSIGN ALL MANUFACTURER'S WARRANTIES FOR SUCH DEVICES, IF ANY, TO RESELLER.

10.  Term.

     (a) The Initial Term of this Agreement shall be as specified on the signature page of this Agreement. The term of this Agreement shall automatically renew for additional, successive one (1) year terms at the expiration of the Initial Term at each anniversary thereof, unless either party provides the other party with prior written notice of its intention not to renew this Agreement at least ninety (90) days prior to the expiration of the then current term.

     (b) Upon any termination of this Agreement, Destineer and Reseller shall, subject to the provisions of Sections 10(c) and 11(c) below, be released from all objections and liabilities to the other occurring or arising after the date of such termination or the transactions contemplated hereby, except with respect to those obligations which by their nature are designed to survive termination; provided that no such termination will relieve Reseller from any amount due and owing hereunder or any liability arising from any breach of this Agreement occurring prior to termination.

     (c) Termination of this Agreement shall not affect or diminish Reseller's obligation to make payment to Destineer for services provided before or after the date of termination, and such obligation shall survive termination of this Agreement. Upon any termination of this Agreement, the parties shall, subject to the provisions of Section 11(c) below, cooperate in good faith to effect an orderly wind-down of the relationship created under this Agreement. Destineer's provision of the SkyTel Services to Reseller following the date of any such termination shall be expressly conditioned upon and subject to Reseller's compliance with the Terms and Conditions of this Agreement, including, without limitation, Reseller's timely payment to Destineer for services provided in accordance with the first sentence of this Section 10(c).

11.  Default.

     (a) The following shall constitute an Event of Default: (i) failure by Reseller to make any payment when due; (ii) failure by either party to observe or perform in any material respect any of the covenants or agreements contained in this Agreement; or (iii) a party's insolvency, assignment for the benefit of creditors, appointment or sufferance of appointment of a trustee, a receiver or similar officer, or commencement of a proceeding seeking reorganization, rehabilitation, liquidation or similar relief under the bankruptcy, insolvency or similar debtor-relief statues.

     (b) Upon the occurrence of an Event of Default, the party not in default shall have the right to terminate this Agreement upon written notice to the other party and the failure of the other party to cure such Default within thirty (30) days of receiving such written notice. Notwithstanding anything herein to the contrary, Destineer shall have the right, at its option, to immediately terminate this Agreement, without further notice or right to cure, upon the occurrence of any second or subsequent Default under Section 3(c) above within any given twelve (12) month period.

     (c) In the event of termination of this Agreement by Destineer due to the occurrence of an Event of Default by Reseller, Reseller shall provide Destineer immediate access to all pertinent Subscriber records, including, but not limited to, cash, Subscriber's name, address, PIN(s), and payment history, as well as all other Subscriber related records requested by Destineer, whereafter Destineer and its Affiliates shall have the absolute right, without notice to Reseller, to take whatever action Destineer deems necessary or advisable to solicit the business of such Subscribers for the benefit of Destineer and its Affiliates. Reseller's obligations under this Section shall survive the termination of this Agreement.

12. Assignment. This Agreement, including any rights or obligations under this Agreement, may be assigned or transferred, directly or indirectly, by either of the parties to any other Person without the prior written consent by the other party. In the event of any assignment or transfer of this Agreement, all terms and conditions hereof shall be binding upon and enure to the assignee as though such assignee were an original party hereto. For purposes of this provision, an "assignment" or "transfer" shall mean and include, without limitation (a) any voluntary or involuntary assignment by Reseller by contract, law or otherwise,
(b) the merger of Reseller or any controlling Affiliate into any third Person, or (c) a change in control of Reseller or any controlling Affiliate of Reseller that occurs by reason of (i) the sale of a controlling interest in the voting stock of Reseller or any controlling Affiliate of Reseller, or (ii) a merger of a third


                                 CONFIDENTIAL

                                                           Terms and Conditions
                                                                    Page 4 of 4


Person into Reseller or any controlling Affiliate of Reseller. Notwithstanding the above, Destineer may assign this Agreement, without the prior consent of Reseller, to any Affiliate of Destineer or to any Person acquiring all or substantially all of the assets or a controlling interest in the voting stock of Destineer, SkyTel or any controlling Affiliate of Destineer.

13.  Indemnity and Insurance.

     (a)  Indemnity.

       (i) Reseller shall defend, indemnify, and hold Destineer and its Affiliates harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorney's fees, resulting from, arising out of, or in any way connected with (A) any breach by Reseller of any warranty, representation, agreement, or obligation contained herein, (B) the performance of Reseller's duties and obligations hereunder, or (C) any unauthorized use of the SkyTel Marks by Reseller. Reseller's obligations under this Section shall survive the termination of this Agreement.

       (ii) Destineer shall defend, indemnify, and hold Reseller harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorney's fees, resulting from, arising out of, or in any way connected with (A) any breach by Destineer of any warranty, representation, agreement or obligation contained herein, or (B) the performance of Destineer's duties and obligations hereunder. Destineer's obligations under this Section shall survive the termination of this Agreement.

     (b) Insurance. Reseller shall maintain comprehensive general liability insurance in a combined single limit of not less than $1,000,000.00, which shall cover bodily injury (including death) and property damage. Purchase and maintenance of such insurance shall not be construed as relieving Reseller of any of its obligations hereunder.

14. Confidentiality. Each party acknowledges that, during the term of this Agreement, it will be entrusted with Confidential Information relating to the business of the other party. Neither party will use the other's Confidential Information for purposes other than those necessary to further the purposes of this Agreement. Neither party will disclose to third Persons the other's Confidential Information without the prior written consent of the other party. Each party understands, acknowledges and agrees that the terms and conditions of this Agreement are confidential and restricted by this Section as to disclosure to any third Person. Should either party be required under applicable law, rule or regulation, or pursuant to the order of any court or governmental entity of legal process of any governmental entity of competent jurisdiction to disclose Confidential Information of the disclosing party in the receiving party's possession, custody or control, the receiving party shall use commercially reasonable efforts to: (a) give at least thirty (30) days prior written notice of such disclosure to the disclosing party, (b) limit such disclosure, and (c) make such disclosure only to the extent so required. The parties' obligations hereunder with respect to Confidential Information shall survive the expiration or earlier termination of this Agreement.

15. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed, or sent by overnight courier, and shall be deemed to have been received when (a) delivered in person or received by telecopy or telex, or (b) one (1) business day after delivery to the office of such overnight courier service with postage prepaid and properly addressed to the other party, at the following respective addresses:

To Destineer:  Destineer Corporation
          200 South Lamar Street
          Mtel Centre South, Suite 1000
          Jackson, Mississippi 39201
          Telephone:  (601) 944-1300
          Facsimile:  (601) 944-3225
          Attention:  Senior Vice President, Wholesale Distribution

To Reseller:  See address specified on the signature page of this Agreement.

or to such other address or addresses as either party may from time to time designate as to itself by like notice.

16.  Miscellaneous.

     (a) Laws, Rules, and Regulations. This Agreement is subject to all laws, rules, regulations and ordinances relative to, among other things, the provision of wireless messaging services, including, without limitation, the Communications Act of 1934 and the Telecommunications Act of 1996, as amended, and all rules and regulations promulgated thereunder.

     (b) Force Majeure. Neither party will be liable for any nonperformance under this Agreement due to causes beyond its reasonable control that could not have been reasonably anticipated by the non-performing party as of the Effective Date and that cannot be reasonably avoided or overcome; provided that the non-performing party gives the other party prompt written notice of such cause promptly, and in any event within fifteen (15) calendar days of discovery thereof.

     (c) Independent Parties. None of the provisions of this Agreement shall be deemed to constitute a partnership, joint venture, or any other such relationship between the parties hereto, and neither party shall have any authority to bind the other in any manner. Neither party shall have or hold itself out as having any right, authority or agency to act on behalf of the other party in any capacity or in any manner, except as may be specifically authorized in this Agreement.

     (d) Applicable Law. The validity, construction and performance of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of law.

     (e) Severability. If any provision in this Agreement shall be held to be illegal, invalid, or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (f) No Waiver. No delay or failure by Destineer in exercising any right under this Agreement, and no partial or single exercise of the right, shall constitute a waiver of that or any other right. Failure by Destineer to enforce any right under this Agreement will not be deemed a waiver of future enforcement of that or any other right.

     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

     (h) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (i) Construction. This Agreement has been negotiated by the parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party based on draftsmanship of the Agreement or otherwise.

     (j) Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, between Reseller and Destineer or any of its Affiliates regarding such subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both parties.


                                 CONFIDENTIAL